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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-57138) and on Form S-8 (File Nos. 333-32543, 333-60311, 333-80457 and 333-32868) of The Hertz Corporation of our report dated January 16, 2001, except for Note 15, as to which the date is March 23, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.




                                     PRICEWATERHOUSECOOPERS LLP

Florham Park, New Jersey
March 29, 2001